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                                                                     Exhibit 1
                                                                     ---------
                                  $ 35,000,000


                        Continental Homes Holding Corp.

                           12% Senior Notes due 1999



                             UNDERWRITING AGREEMENT
                             ----------------------

                                                           ___________ ___, 1994

Kidder, Peabody & Co. Incorporated
10 Hanover Square
New York, New York 10005

Gentlemen:

          Continental Homes Holding Corp., a Delaware corporation (the "Company"), confirms its agreement with you (the "Underwriter") as follows:

          1. DESCRIPTION OF THE NOTES. The Company proposes to issue and sell $ 35,000,000 aggregate principal amount of its 12% Senior Notes due 1999 (the "Notes") to the Underwriter pursuant to this underwriting agreement (the "Agreement"). The Notes will be issued pursuant to the provisions of an indenture dated as of August 1, 1992, as supplemented by a supplemental indenture to be dated as of March __, 1994 (as amended, the "Indenture"), between the Company and First Fidelity Bank, National Association (formerly Fidelity Bank, National Association), as Trustee (the "Trustee").

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriter that:

          (a) The Company has reasonable grounds to believe that it meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and a registration statement on Form S-3 (File No. 33- _____) with respect to the Notes, including a
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preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and filed with the Commission and has become effective. Such registration statement may have been amended prior to the date of this Agree-ment; any such amendment was so prepared and filed, and any such amendment filed after the effective date of such registration statement has become effective.
No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. No stop order suspending the sale of the Notes in any jurisdiction has been issued, and no proceeding for that purpose has been instituted or threatened. A final form of prospectus has been or will be so prepared and, if required, will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations); and the Rules and Regulations do not require the Company to, and, without your consent, the Company will not, file a post-effective amendment after the time of execution of this Agreement and prior to the filing of any such final form of prospectus. Copies of such registration statement, any such amendments, each related preliminary prospectus (a "Preliminary Prospectus") and all documents incorporated by reference therein (the "Incorporated Documents") that were filed with the Commission prior to the date of this Agreement (including one fully executed copy of the registration statement and of each amendment thereto for you and your counsel) have been delivered to you. Such registration statement, as it may have heretofore been amended and, if applicable, including any information deemed by virtue of Rule 430A(a)(3) of the Rules and Regulations to be part of such registration statement at the time it was declared effective, is referred to herein as the "Registration Statement," and such final form of prospectus, if applicable, in the form in which it is first filed pursuant to Rule 424(b) of the Rules and Regulations, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement; the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any

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document with the Commission deemed to be incorporated by reference herein.

          (b) The Registration Statement when it became effective, each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; the Registration Statement, when it became effective and at the Closing Date, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document made in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation thereof.

          (c) Each of the Incorporated Documents when it was filed with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (d) The financial statements of the Company and its subsidiaries set forth in the Registration Statement and Prospectus, or incorporated by refer-ence therein, fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

          (e) The Company and each of its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, would not have a materi-al adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim. Except for the Company's 6 7/8% Convertible Subordinated Notes due 2002 (the "Convertible Subordinated Notes") and options to purchase common stock granted pursuant to the Company's stock option plans, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries.

          (f) All of the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock") and all other equity securities of the Company have been duly authorized and are validly issued, fully paid and non-assessable. The stockholders of the Company have no preemptive rights with respect to the Common Stock. No person has any rights to the registration of securities by reason of the Company's filing the Registration Statement with the Commission or otherwise.

          (g) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries taken as a whole, and there has not been any material change, on a consolidated

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basis, in the capital stock, current liabilities or long-term obligations of the
Company and its subsidiaries taken as a whole, or any material adverse change, in the condition (financial or other), business, net worth, results of operations or properties of the Company and its subsidiaries taken as a whole.

          (h) Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries is in violation, and, to the best knowledge of the Company, no director, officer, or employee of the Company or any of its subsidiaries is in violation, of any law, ordinance, administrative or governmental rule or regulation or court decree (including, without limitation, any relating to environmental regulation) applicable to it or them, and there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding (including, without limitation, any relating to environmental regulation) to which the Company or any of its subsidiaries is a party, or, to the best knowledge of the Company, to which any director, officer or employee of the Company is a party, before or by any court or governmental agency or body, that in any case might result in any material adverse change in the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries taken as a whole, or might materially and adversely affect the properties or assets thereof.

          (i) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to the Incorporated Documents by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

          (j) Each of this Agreement and the Indenture has been duly authorized, executed and delivered by the Company and each is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (l) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); and (b) with respect to this Agreement, as rights to indemnity and contribution hereunder may be limited by federal or state laws relating to securities or the policies underlying such laws.

          (k) The Indenture has been duly qualified under the Trust Indenture Act of 1939 (the "1939 Act") and conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

          (l) The Notes will conform in all material respects to the description thereof in the Prospectus. The Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriter against payment therefor in accordance with the terms hereof and the Indenture, will have been validly issued and delivered and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement may be limited by (l) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          (m) The performance of this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the property of the Company or any of its subsidiaries is subject, the charter or by-laws of the Company or any of its subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, which breach, violation or default, with respect to any such agreement or instrument, would have a material adverse effect on the condition (financial or other), business, net worth, results of operations or properties of the Company and its subsidiaries taken as a whole; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contem-

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plated by this Agreement or the Indenture in connection with the issuance or sale of the Notes to be sold by the Company, except such as may be required under the Act or state securities or Blue Sky laws; and the Company has full corporate power and authority to authorize, issue and sell the Notes to be sold by it as contemplated by this Agreement and the Indenture.

          (n) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

          (o) The Company and each of its subsidiaries has all material governmental licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it as described in the Prospectus as do not materially adversely affect the condition (financial or other), business, net worth, results of operations or properties of the Company and its subsidiaries taken as a whole, and the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right.

          (p) The Company is not in breach or violation of any of the terms and provisions of, or in default under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the property of the Company or any of its subsidiaries is subject, which breach, violation or default would have a material adverse effect on the condition (financial or other), business, net worth, results of operations or properties of the Company and its subsidiaries taken as a whole.

          (q) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, as contemplated by the regulations promulgated thereunder relating to issuers doing business with Cuba.

          3. PURCHASE, SALE AND DELIVERY OF THE NOTES. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Notes at a purchase price of _______% of the principal amount thereof.

          The Notes will be delivered by the Company to the Underwriter at the office of the Underwriter, 10 Hanover Square, New York, New York 10005 against payment of the purchase price therefor by certified or official bank check in New York Clearing House (next day) funds payable to the order of the Company, at such office of the Underwriter, at 10:00 am., Eastern Standard Time, on _________ __, 1994 (or if the New York or American Stock Exchanges or commercial banks in the City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such other time not later than eight full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date." The Notes, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, will be made available for checking and packaging at the above office of the Underwriter at least one business day prior to the Closing Date.

          4. COVENANTS. The Company covenants and agrees with the Underwriter that:

          (a) The Company will cause the Prospectus to be filed if and as required by Section 2(a) hereof (but only if you have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing; it will notify you promptly of the time when any subsequent amendment to the Registra-tion Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Notes by the Underwriter; and it will file no amendment or supplement to the Registration Statement or Prospectus (other than

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any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing; and it will furnish to you at or prior to the filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement of Prospectus.

          (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use promptly its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

          (c) Within the time during which a prospectus relating to the Notes is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify you and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          (d) The Company will cooperate with your counsel and will use its best efforts to register or qualify the Notes for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as re-

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quired for the distribution of the Notes but in no event longer than nine months after commencement of the offering of the Notes, except that the Company shall not be required in connection therewith to qualify as a foreign corporation, to execute a general consent to service of process or to become subject to taxation in any jurisdiction.

          (e) The Company will furnish to the Underwriter copies of the Registration Statement (two of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus (including the Incorporated Documents) and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriter and by all dealers to whom the Notes may be sold, both in connection with the offering for sale of the Notes and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

          (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) covering a 12-month period beginning after the date of this Agreement that shall satisfy the provisions of Section 11(a) of the Act and will advise you in writing when such statement has been made available.

          (g) The Company will apply the net proceeds from the sale of the Notes hereunder for the purposes set forth in the Prospectus.

          The Company agrees with the Underwriter that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay the costs and charges of any trustee, transfer agent or registrar, the cost of preparing the Notes, all other expenses incident to the performance of the obligations of the Company hereunder, the expenses of printing all documents relating to the offering, and will reimburse the Underwriter for any expenses (including reasonable fees and disbursements of counsel) incurred by

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them in connection with the matters referred to in Section 4(d) hereof and the preparation of memoranda relating thereto and for any filing fee of the National Association of Securities Dealers, Inc. (the "NASD") relating to the Notes.

          If the sale of the Notes provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because this Agreement is terminated pursuant to clause (i) or (ii) of Section 8 hereof (other than a termination arising solely out of the failure of the condition contained in
Section 5(h) hereof to be fulfilled), the Company will reimburse the Underwriter for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Notes or in contemplation of performing its obligations hereunder. The Company shall not in any event be liable to the Underwriter for loss of anticipated profits from the transactions covered by this Agreement.

          5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Notes as provided herein shall be subject to the conditions that (i) as of the date hereof and the Closing Date (as if made at the Closing Date), the representations and warranties of the Company herein shall be true and correct in all material respects and (ii) the Company shall have performed in all material respects its obligations hereunder. In addition, such obligations of the Underwriter shall also be subject to the following additional conditions:

          (a)  If required, the Prospectus shall have been filed as required by
Section 2(a) hereof; no stop order suspending the effectiveness of the Registra-tion Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwrit-er; and neither the Company nor the Underwriter shall have any knowledge that a stop order suspending the sale of the Notes in any jurisdiction shall have been issued or that any proceeding for that purpose shall have been instituted or threatened.

          (b) The Underwriter shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the opinion of the Underwriter is material, or omits to state a fact that in the opinion of the Underwriter is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, on a consolidated basis, in the capital stock, current liabilities or long-term obligations of the Company and its subsidiaries taken as a whole, or any material adverse change, in the condition (financial or other), business, net worth, results of operations or properties of the Company and its subsidiaries taken as a whole, the effect of which, in the judgment of the Underwriter, makes it impractical or inadvisable to offer or deliver the Notes on the terms and in the manner contemplated in the Prospectus.

          (d) The Underwriter shall have received the opinion of Cahill Gordon & Reindel, counsel for the Company, dated the Closing Date, to the effect that:

               (i) Each of the Company and each of its subsidiaries incorporated in the State of Delaware has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation; has all requisite corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which such counsel has been advised it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, would not have a material adverse

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     effect on the business, net worth, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, to the knowledge of such counsel, (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim; and to the knowledge of such counsel, except for the Convertible Subordinated Notes and options to purchase common stock granted pursuant to the Company's stock option plans, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries;

               (ii) The Registration Statement has become effective under the Act; if required, the Prospectus has been filed as required by Section 2(a) hereof; and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

               (iii) The Registration Statement when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, appeared to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and the Incorporated Documents, when they were filed with the Commission under the Exchange Act, appeared to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data included in any of the documents mentioned in this clause and as to the Statement of Eligibility on Form T-1);

               (iv) There is no statute or contract or other document known to such counsel of a character required to be described in the Registration Statement, the Prospectus or the Incorporated Documents or to be filed as an exhibit to the Registration Statement or the Incorporated Documents, which is not described or filed as required;

               (v) Each of this Agreement and the Indenture has been duly authorized, executed and delivered by the Company and each is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

               (vi) The Indenture has been duly qualified under the 1939 Act and conforms in all material respects to the description thereof in the Registration Statement and the Prospectus;

               (vii) The Notes conform in all material respects to the description thereof in the Prospectus. The Notes have been duly au-thorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriter against payment therefor in accordance with the terms hereof and the Indenture, will have been validly issued and delivered and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in ef-fect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); and

               (viii) The execution and delivery of this Agreement, the Indenture and the Notes, the performance of this Agreement, the Indenture and the Notes and the consummation of the transactions herein and therein contemplated, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any mate-rial agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's charter or by-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the issuance or sale of the Notes to be sold by the Company, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Notes by the Underwriter.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, represen-tatives of the Underwriter and representatives of counsel for the Underwriter at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to such counsel's attention that lead them to believe either that the Registration Statement at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel is not requested to and need not express any comment with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus and the Statement of Eligibility on Form T-1).

          (e) The Underwriter shall have received the opinion of Timothy C. Westfall, general counsel to the Company, dated the Closing Date, to the effect that:

               (i) Each of the Company's subsidiaries incorporated in the State of Arizona has been duly incorporated and is an existing corporation in good standing under the laws of the State of Arizona, has all requisite corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, would not have a material adverse effect on the business, net worth, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, to the knowledge of such counsel, (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim, and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or ex-changeable for, any shares of capital stock or other equity interest in such subsidiaries; and

               (ii) There are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other then those disclosed therein, and all pending legal or governmental proceedings to which the Company is a party or to which any of its property or assets is subject which are not described in the Registra-tion Statement, including ordinary routine litigation incidental to its business, which are, considered in the aggregate, not likely to result in any material adverse effect on the business, properties, net worth, financial position or results of operations of the Company and its subsidiaries taken as a whole.

          (f) The Underwriter shall have received the opinion of Christopher J. Chambers, Vice President and Division Manager of L&W Investments, Inc., dated the Closing Date, to the effect that the Company's subsidiary incorporated in the State of California has been duly incorporated, is duly organized and a validly existing Corporation under the laws of the State of California and has the power and authority to engage in the business authorized by its Certificate of Incorporation.

          (g) The Underwriter shall have received an opinion from Holley, Albertson & Polk, P.C., special counsel to America Western Mortgage Company, dated the Closing Date, to the effect that such subsidiary incorporated in Colorado is a corporation duly organized and validly existing under the laws of the State of Colorado and has the power and authority to engage in the business authorized by its Articles of Incorporation, as amended.

          (h) You shall have received the opinion of Terry E. Mitchell, general counsel to Milburn Investments, Inc., to the effect that each of the Company's subsidiaries incorporated in the State of Texas is duly organized and validly existing under the laws of the State of Texas and has the power and authority to engage in the business authorized by its Articles of Incorporation.

          (i) The Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Notes, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

          (j) At the time of execution of this Agreement and at the Closing Date, the Underwriter shall have received a letter from Arthur Andersen & Co., dated the date of delivery thereof, substantially to the effect set forth in
Exhibit I hereto.

          (k) The Underwriter shall have received from the Company a certificate, signed by the President or a Co-Chief Executive Officer and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

               (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made at and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission; and

               (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth.

          (l) The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.

          All such opinions, certificates, letters, forms and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters, forms and other documents as you shall reasonably request.

          6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, or in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof; and provided further that the Company shall not be liable to the Underwriter under the indemnity agreement in this subsection with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of the Underwriter results primarily from an untrue statement of a material fact contained in, or the omission of a material fact from, such Preliminary Prospectus which untrue statement or omission was corrected in the Prospectus, if the

Company shall sustain the burden of proving that the Underwriter sold Notes to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented) if the Company had previously furnished copies thereof to the Underwriter.

          (b) The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, or in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (i) in the case of any part of the registration statement or the Regis-tration Statement, not misleading, and (ii) in the case of any Preliminary Prospectus or the Prospectus, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemni-fying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection except to the extent such omission may materially prejudice the rights of the indemnifying party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does
              --- ----
not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 6 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

          7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, indemnities and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling persons, or by or on behalf of the Company, or any of its officers, directors or any controlling persons of the Company, and shall survive delivery of and payment for the Notes hereunder.

          8. TERMINATION. You shall have the right by giving notice as hereinafter specified at any time at or prior to the Closing Date, to terminate this Agreement if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriter's obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or New York authorities, or (vi) an outbreak or major escalation of hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Notes. Any such termination shall be without liability of any party to any other party with respect to Notes not purchased by reason of such termination except that the provisions of the last two paragraphs of Section 4 and Section 6 shall at all times be effective. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, telex or telecopy, confirmed by letter.

          9. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telexed or telecopied and confirmed to you, at 10 Hanover Square, New York, NY 10005 (telecopy no. (212) 797-8942), or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253 (telecopy no. (602) 991-1682), Attention: Donald R. Loback, Co-Chief Executive Officer, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: John P. Mitchell, Esq. Notice to the Underwriter pursuant to Section 6 shall be mailed, delivered, telexed or telecopied and confirmed to the Underwriter's address set forth above or as it appears in any other notice furnished to the Company in writing for the purpose of communications hereunder. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

          10. PARTIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 6 and no other person will have any right or obligation hereunder.

          11. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriter.

                         Very truly yours,

                         CONTINENTAL HOMES HOLDING CORP.



                         By: __________________________
                             Donald R. Loback
                             Co-Chief Executive Officer



Accepted of the date
first above written:

KIDDER, PEABODY & CO. INCORPORATED


By: _____________________
     Name:
     Title:

          EXHIBIT I

          (1) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations and the answer to Item 10 of the Registration Statement form is correct insofar as it relates to them.

          (2) In their opinion, the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations of the Commission thereunder.

          (3) On the basis of procedures referred to in such letter, including a reading of the latest available interim financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing caused them to believe that:

     (A) the audited information with respect to the financial position at the end of each of May 31, 1993 and 1992 and the related information with respect to the results of operations for each of the three years in the period ended May 31, 1993, included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended May 31, 1993 does not comply as to form in all material respects with the ap-plicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, is not fairly stated in all material respects in relation to the audited financial statements from which it has been derived, or does not agree with the corresponding amounts in the audited financial statements for each of the years then ended;

     (B) the information with respect to the results of operations and financial position for and at the end of each of the five years in the period ended May 31, 1993 included in the Prospectus under the captions "Prospectus Summary" and "Selected Financial Information" does not com-ply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, is not fairly stated in all material respect in relation to the audited financial statements from which it has been derived, or does not agree with the corresponding amounts in the audited financial statements for each of the years then ended;

     (C) the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1993 do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended May 31, 1993;

     (D) the unaudited information with respect to the results of operations and financial position for and at the end of the three months ended August 31, 1993 and August 31, 1992 included in the Prospectus under the caption "Prospectus Summary" and "Selected Financial Information" does not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or does not agree with the corresponding amounts in the audited financial statements referred to in clause (C) above;

     (E) at the date of the latest available internal balance sheet of the Company and at a subsequent specified date not more than five days prior to the date of such letter, there was any change in the capital stock or debt of the Company and its subsidiaries consolidated or any decrease in consolidated net assets as compared with amounts shown in the August 31, 1993 balance sheet incorporated by reference in the Prospectus, except in all cases for changes or decreases that the Prospectus disclosed have occurred or may occur or as may be set forth in such letter; or

     (F) for the period from August 31, 1993 to the date of the latest available internal balance sheet of the Company and to a subsequent specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period of the previous year and with the period of corresponding length ended August 31, 1993, in consolidated total revenues, or total or per share amounts of net income, except in all cases for changes or decreases that the Prospectus discloses have occurred or may occur or as may be set forth in such letter.

     (4) In addition to their examination referred to in their reports included or incorporated by reference in the Registration Statement and Prospectus and the procedures referred to in (3) above, they have carried out certain other specified procedures, not constituting an audit, with respect to the dollar amounts, percentages and other financial information (in each case to the extent that such dollar amounts, percentages and other financial information are derived, directly or by analysis or computation, from the general accounting records of the Company and its subsidiaries) that are included or incorporated by reference in the Prospectus and have found such dollar amounts, percentages and financial information to be in agreement with the general account-ing records of the Company and its subsidiaries.

     (5) They have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated statement of income included in the Registration Statement and on the basis of the foregoing procedure, a reading of the unaudited pro forma consolidated statement of income included in the Registration Statement, inqui-ries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated statement of income included in the Registration Statement does not comply in all material respects with the applicable requirements of the Act and the related pub-lished Rules and Regulations, including without limitation Article 11 of Regulation S-X, or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such data.

If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute & binding agreement between the Company and the Underwriter.